EXHIBIT 99.1

Appendix 4C

Quarter Ended 30 June 2016

San Diego, California and Sydney, Australia (Friday, 29 July 2016, AEST) – REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) is pleased to provide the attached Appendix 4C Quarterly Report for the quarter ended 30 June 2016. The Appendix 4C is unaudited.

Second Quarter Highlights

The Company is continuing clinical testing, completing an application for CE Marking of its Fantom scaffold, and preparing for commercialization. Fantom is a bioresorbable drug-eluting scaffold that utilizes REVA’s advanced proprietary polymer to allow thinner strut thickness and enhanced deliverability, while offering its unique property of being visible under x-ray.

During the first quarter of 2016, the Company completed enrollment of the FANTOM II clinical trial with a total of 240 patients enrolled. During the second quarter of 2016, the Company achieved the following:

•

Announced positive clinical results at the Paris Course on Revascularization (“PCR”). These preliminary clinical results were based on follow-up of the 117 patients in Cohort A of the trial and showed a very low rate of Major Adverse Cardiac Events (“MACE”) through six months. MACE is a composite of cardiac death, myocardial infarction (“heart attack”), and clinically-driven revascularization. The reported preliminary six-month MACE rate of 1.71% demonstrates Fantom’s ability to safely treat patients with coronary artery disease over this time frame. The final adjudicated six-month results from Cohort A patients are planned to be released in early August.

•

In addition to the clinical results, released preliminary angiographic imaging results on the first 100 patients in Cohort A of the trial at six months, showing that the treated coronary arteries had a mean in-segment late lumen loss (“late loss”) of 0.21 mm. This low late loss is a desirable result that historically corresponds to positive long-term outcomes, and compares to permanent drug-eluting stents and competitive bioresorbable scaffolds that generally have late loss values in the range of 0.20 mm to 0.40 mm.

•

Completed primary six-month endpoint assessments on all 117 patients enrolled in Cohort A of the clinical trial and began analyzing and compiling the clinical data for CE Mark submission, which is on track to be completed during the third quarter of this year. If approved, the CE Mark would allow REVA to sell in Europe and other countries that recognize the CE Mark.

•

Continued to prepare manufacturing operations for commercialization, which includes refining the processes, conducting continuing verification on the processes, and other commercial preparation aspects for Fantom.

______________________________________________________________________________________

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111   •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX)   •   www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000   •   +61 2 9237 2800

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

REVA Medical, Inc. – ASX AnnouncementPage 2

•

Initiated a process to identify sources of follow-on financing and develop a plan and timeline to secure additional capital. In addition to evaluating these options, the Company has announced plans to pursue a listing of its securities on NASDAQ or another U.S. exchange, with the goal to be accepted for listing no later than 30 June 2017.

Appendix 4C

As of 30 June 2016, the Company’s cash balance was US$16,549,000. The current quarter end cash balance reflects a decrease of US$5,524,000 from the 31 March 2016 balance of US$22,073,000. This decrease reflects US$5,366,000 in disbursements related to normal operating activities and capital equipment purchases of US$171,000, offset by US$13,000 in proceeds from exercises of employee stock options.

The Company currently plans to file its Form 10-Q Quarterly Report with the U.S. Securities and Exchange Commission and with the Australian Securities Exchange on or before the due date of 10 August 2016. The Quarterly Report provides financial statements, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarter ended 30 June 2016.

About REVA

REVA is a clinical stage medical device company located in San Diego, California, USA, that is working to commercialize its proprietary bioresorbable scaffolds, as an alternative to metal stents, to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company’s Fantom® scaffold has been designed to offer an ideal balance of thinness and strength, with distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, and no procedural time limitations. REVA will require regulatory approval before it can commercialize Fantom or any other product.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management's beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to obtain regulatory approvals, timely and successfully complete our clinical trials, protect our intellectual property position, commercialize our products if and when approved, develop and commercialize new products, recruit and retain our key personnel, and estimates regarding our capital requirements and financial performance. You should not place undue reliance on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the US Securities and Exchange Commission (the “SEC”) on March 10, 2016, and as may be updated in our periodic reports thereafter. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Communications	+61 438 217 279	+61 3 9866 4722
+1 858-966-3045	Andrew Cohen
+61 408 333 452

______________________________________________________________________________________

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111   •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX)   •   www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000   •   +61 2 9237 2800

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/03/00  Amended 30/09/01, 24/10/05, 17/12/10

Name of entity
REVA Medical, Inc.

ABN	Quarter ended (“current quarter”)
ARBN 146 505 777	30 June 2016

Consolidated statement of cash flows

Cash flows related to operating activities		Current Quarter (Q2) $’000 USD	Year to date (6 months) $’000 USD
1.1	Receipts from customers	0	0

1.2	Payments for(a) staff costs (b) advertising and marketing (c) research and development (d) leased assets (e) other working capital	(1,829) 0 (2,823) 0 (715)	(4,573) 0 (5,524) 0 (1,309)
1.3	Dividends received	0	0
1.4	Interest and other items of a similar nature received	1	2
1.5	Interest and other costs of finance paid	0	0
1.6	Income taxes paid	0	0
1.7	Other (provide details if material)	0	0
	Net operating cash flows	(5,366)	(11,404)

+ See chapter 19 for defined terms.

17/12/2010Appendix 4C Page 1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

		Current Quarter (Q2) $’000 USD	Year to date (6 months) $’000 USD
1.8	Net operating cash flows (carried forward)	(5,366)	(11,404)
	Cash flows related to investing activities
1.9	Payment for acquisition of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	0 0 0 (171) 0	0 0 0 (370) 0
1.10	Proceeds from disposal of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	0 0 0 0 0	0 0 0 0 0
1.11	Loans to other entities	0	0
1.12	Loans repaid by other entities	0	0
1.13	Other: Maturities of Certificates of Deposit	0	0
	Net investing cash flows	(171)	(370)
1.14	Total operating and investing cash flows	(5,537)	(11,774)
	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	13	11,428
1.16	Proceeds from sale of forfeited shares	0	0
1.17	Proceeds from borrowings	0	0
1.18	Repayment of borrowings	0	0
1.19	Dividends paid	0	0
1.20	Other (costs of financing transaction)	0	0
	Net financing cash flows	13	11,428
	Net increase (decrease) in cash held	(5,524)	(346)
1.21	Cash at beginning of quarter/year to date	22,073	16,895
1.22	Exchange rate adjustments to item 1.20	0	0
1.23	Cash at end of quarter	16,549	16,549

+ See chapter 19 for defined terms.

Appendix 4C Page 2	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current Quarter (Q2) $’000 USD
1.24	Aggregate amount of payments to the parties included in item 1.2	69
1.25	Aggregate amount of loans to the parties included in item 1.11	0
1.26	Explanation necessary for an understanding of the transactions
	Australian Director fees (2 non-executive directors) 19 U.S./British Director fees (5 non-executive directors) 50

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows
N/A

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest
N/A

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $’000 USD	Amount used $’000 USD
3.1	Loan facilities	0	0
3.2	Credit standby arrangements	0	0

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current Quarter (Q2) $’000 USD	Previous Quarter (Q1) $’000 USD
4.1	Cash on hand and at bank	90	355
4.2	Deposits at call (including time deposits)	16,459	21,718
4.3	Bank overdraft	0	0
4.4	Other (provide details)	0	0
	Total: cash at end of quarter (item 1.23)	16,549	22,073

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1	Name of entity	N/A	N/A
5.2	Place of incorporation or registration
5.3	Consideration for acquisition or disposal
5.4	Total net assets
5.5	Nature of business

Compliance statement

1

This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement does give a true and fair view of the matters disclosed.

Sign here: ..../s/ Katrina L. Thompson.............................	Date: 29 July 2016

(Chief Financial Officer/Company Secretary)

Print name:  Katrina L. Thompson

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position.  An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.

The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.

Accounting Standards. ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities.  If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+ See chapter 19 for defined terms.

Appendix 4C Page 4	17/12/2010